As filed with the Securities and Exchange Commission on September 18, 2012

Registration No. 333-183384

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Regulus Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	26-4738379
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3545 John Hopkins Court

Suite 210

San Diego, CA 92121

(858) 202-6300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kleanthis G. Xanthopoulos, Ph.D.

President and Chief Executive Officer

Regulus Therapeutics Inc.

3545 John Hopkins Court

Suite 210

San Diego, CA 92121

(858) 202-6300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas A. Coll, Esq. Kenneth J. Rollins, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Mitchell S. Bloom, Esq. Maggie L. Wong, Esq. Goodwin Procter LLP 53 State Street Boston, MA 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	$62,727,264	$7,189

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory note

Regulus Therapeutics Inc. has prepared this Amendment No. 2 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-183384) solely for the purpose of filing Exhibit 10.20 to the Registration Statement and updating Item 16 of the Registration Statement and the Exhibit Index accordingly. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

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ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by Regulus Therapeutics Inc., or the Registrant, in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee, the FINRA filing fee and The NASDAQ Global Market filing fee.

Amount to be paid
SEC registration fee	$7,189
FINRA filing fee	7,034
The NASDAQ Global Market filing fee	125,000
Blue sky qualification fees and expenses	15,000
Printing and engraving expenses	300,000
Legal fees and expenses	1,300,000
Accounting fees and expenses	800,000
Transfer agent and registrar fees and expenses	5,000
Miscellaneous expenses	40,777

Total	$2,600,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

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The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective upon the closing of this offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

➢	transaction from which the director derives an improper personal benefit;

➢	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

➢	unlawful payment of dividends or redemption of shares; or

➢	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant intends to enter into separate indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons for certain expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provided indemnification for certain matters, including:

➢	indemnification beyond that permitted by the Delaware General Corporation Law;

➢	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

➢	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock

➢

indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

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➢

indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

➢	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

➢	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed under the heading “Business—Legal Proceedings” in this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

The Registrant plans to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify the Registrant’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all unregistered securities sold by the Registrant since January 1, 2009:

(1)	In January 2009, in connection with the conversion of Regulus Therapeutics LLC, a Delaware limited liability company, into Regulus Therapeutics Inc., we issued an aggregate of 14,900,000 shares of series A convertible preferred stock to two accredited investors, in exchange for the membership interests such investors held in Regulus Therapeutics LLC immediately prior to such conversion. Upon completion of this offering, these shares will convert into 7,450,000 shares of common stock.

(2)	In March 2009, in connection with our series A convertible preferred stock financing, we issued and sold an aggregate of 10,000,000 shares of series A convertible preferred stock to two accredited investors at a purchase price of $2.00 per share, for aggregate gross proceeds of $20.0 million. Upon completion of this offering, these shares will convert into 5,000,000 shares of common stock.

(3)	In October 2010, in connection with our series B convertible preferred stock financing, we issued and sold an aggregate of 2,499,999 shares of series B convertible preferred stock to one accredited investor at a purchase price of $4.00 per share, for aggregate gross proceeds of $10.0 million. Upon completion of this offering, these shares will convert into 1,249,999 shares of common stock.

(4)

In July 2012, we issued two convertible notes in an aggregate principal amount of $5.0 million each with a maturity date of February 25, 2013. These notes amend, restate and supersede notes originally issued in April 2008 and February 2010. The principal amount plus accrued interest under

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Information not required in prospectus

the note originally issued in April 2008 will, upon the completion of our initial public offering in which we receive a minimum level of proceeds from new investors or that results in certain of our current stockholders together owning less than 50% of our voting securities, automatically convert into shares of our common stock at the initial public offering price. The principal amount plus accrued interest under the note originally issued in February 2010 will, upon the completion of our initial public offering in which we receive a minimum level of proceeds from new investors or that results in certain of our current stockholders together owning less than 50% of our voting securities, become convertible at the election of GSK into shares of our common stock at the initial public offering price for a period of three years following such initial public offering.

(5)	In August 2012, we issued a convertible note in an aggregate principal amount of $5.0 million with a maturity date of February 15, 2013. The principal plus accrued interest under the note will, upon the completion of our initial public offering in which we receive a minimum level of proceeds or that results in all of our outstanding preferred stock converting into our common stock, automatically convert into shares of our common stock at the initial public offering price.

(6)	From January 1, 2009 to June 30, 2012, we granted stock options under our 2009 equity incentive plan to purchase 3,620,149 shares of common stock (net of expirations, exercises and cancellations) to our employees, directors and consultants, having exercise prices ranging from $0.38 to $2.66 per share. In addition, options to purchase 243,394 shares of common stock have been exercised through June 30, 2012 for aggregate consideration of $92,491, at an exercise price of $0.38 per share.

No underwriters were involved in the foregoing sales of securities. The offers, sales and issuances of the securities described in paragraphs (1), (2), (3) and (4) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Registrant.

The offers, sales and issuances of the securities described in paragraph (5) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were the Registrant’s employees, directors or bona fide consultants and received the securities under the 2009 equity incentive plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Registrant.

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Information not required in prospectus

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

Exhibit number	Description of document

1.1(1)	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation, as amended and as currently in effect.

3.2(1)	Form of Amended and Restated Certificate of Incorporation to become effective upon closing of this offering.

3.3(1)	Bylaws, as currently in effect.

3.4(1)	Form of Amended and Restated Bylaws to become effective upon closing of this offering.

4.1(1)	Form of Common Stock Certificate of the Registrant.

5.1(1)	Opinion of Cooley LLP.

10.1+(1)	Form of Indemnity Agreement between the Registrant and its directors and officers.

10.2+(1)	Regulus Therapeutics Inc. 2009 Equity Incentive Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.
10.3+(1)	2012 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

10.4+(1)	Non-Employee Director Compensation Policy.

10.5+(1)	2012 Employee Stock Purchase Plan.

10.6+(1)	Amended and Restated Employment Agreement between the Registrant and Kleanthis G. Xanthopoulos, Ph.D., dated June 15, 2012.

10.7+(1)	Amended and Restated Employment Agreement between the Registrant and Garry E. Menzel, Ph.D., dated June 15, 2012.

10.8+(1)	Employment Agreement between the Registrant and Neil W. Gibson, Ph.D., dated June 15, 2012.

10.9(1)	Lease between the Registrant and BMR-John Hopkins Court LLC, a Delaware limited liability company, dated March 19, 2010.

10.10(1)	First Amendment to Lease between the Registrant and BMR-John Hopkins Court LLC, a Delaware limited liability company, dated April 26, 2010.
10.11(1)	Second Amendment to Lease between the Registrant and BMR-John Hopkins Court LLC, a Delaware limited liability company, dated January 26, 2011.
10.12(1)	Third Amendment to Lease between the Registrant and BMR-3545-3575 John Hopkins LP, a Delaware limited partnership (formerly known as BMR-John Hopkins Court LLC), dated February 27, 2012.
10.13*(1)	Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated January 1, 2009.
10.14(1)	Amendment Number One to the Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated June 7, 2010.

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Exhibit number	Description of document

10.15(1)	Amendment Number Two to the Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated October 27, 2010.

10.16(1)	Investor Rights Agreement between the Registrant and Aventis Holdings, Inc., dated October 27, 2010.

10.17*(1)	Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated January 1, 2009.

10.18*(1)	Amendment Number One to the Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated June 10, 2010.

10.19*(1)	Amendment Number Two to the Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated October 25, 2011.

10.20*	Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated April 17, 2008.

10.21*(1)	Amendment #1 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated February 24, 2010.

10.22*(1)	Amendment #2 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated June 16, 2010.

10.23*(1)	Amendment #3 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated June 30, 2011.

10.24*(1)	Exclusive License and Nonexclusive Option Agreement between the Registrant and Glaxo Group Limited, dated February 24, 2010.

10.25*(1)	Co-Exclusive License Agreement among the Board of Trustees of the Leland Stanford Junior University, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated August 31, 2005.

10.26(1)	Assignment Agreement between the Registrant and Isis Pharmaceuticals, Inc., dated July 13, 2009.

10.27*(1)	License Agreement between the Registrant and Max-Planck-Innovation GmbH, dated June 5, 2009.

10.28*(1)	Amended and Restated License Agreement among Max-Planck-Innovation GmbH, the Registrant, Isis Pharmaceuticals, Inc. and Alnylam Pharmaceuticals, Inc., dated April 18, 2011.

10.29*(1)	NYU-Regulus License Agreement by and between the Registrant and New York University, dated March 28, 2011.

10.30*(1)	Exclusive Patent License Agreement between the Registrant and Bayerische Patent Allianz GmbH, dated May 18, 2010.

10.31*(1)	Amended and Restated Collaboration and License Agreement between the Registrant and Sanofi, dated July 16, 2012.

10.32*(1)	Non-Exclusive Technology Alliance and Option Agreement between the Registrant and Sanofi, dated June 21, 2010.

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Information not required in prospectus

Exhibit number	Description of document

10.33(1)	Amended and Restated Convertible Promissory Note No. 1 made by the Registrant in favor of Glaxo Group Limited, dated July 27, 2012.

10.34(1)	Amended and Restated Convertible Promissory Note No. 2 made by the Registrant in favor of Glaxo Group Limited, dated July 27, 2012.

10.35*(1)	Amendment #4 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated June 29, 2012.

10.36(1)	Amendment Number Three to the Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated July 24, 2012.

10.37*(1)	Collaboration and License Agreement between the Registrant and AstraZeneca AB, dated August 14, 2012.

10.38(1)	Common Stock Purchase Agreement between the Registrant and AstraZeneca AB, dated August 14, 2012.

10.39*(1)	Collaboration and License Agreement between the Registrant and Biogen Idec MA Inc., dated August 15, 2012.

10.40(1)	Note Purchase Agreement between the Registrant and Biogen Idec MA Inc., dated August 15, 2012.

10.41(1)	Convertible Promissory Note made by the Registrant in favor of Biogen Idec MA Inc., dated August 15, 2012.

23.1(1)	Consent of Independent Registered Public Accounting Firm.

23.2(1)	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

99.1(1)	Confidential Draft Registration Statement #1.

99.2(1)	Confidential Draft Registration Statement #2.

+	Indicates management contract or compensatory plan.

*	The Registrant has sought confidential treatment with respect to certain portions of this exhibit.

(1)	Previously filed.

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for

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indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(a)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of September, 2012.

REGULUS THERAPEUTICS INC.

By:	/s/ Kleanthis G. Xanthopoulos, Ph.D.
Kleanthis G. Xanthopoulos, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kleanthis G. Xanthopoulos, Ph.D. Kleanthis G. Xanthopoulos, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	September 18, 2012

/s/ Garry E. Menzel, Ph.D. Garry E. Menzel, Ph.D.	Chief Operating Officer and Executive Vice President, Finance (Principal Financial and Accounting Officer)	September 18, 2012

/s/ John M. Maraganore, Ph.D.* John M. Maraganore, Ph.D.	Chairman of the Board and Member of the Board of Directors	September 18, 2012

/s/ David Baltimore, Ph.D.* David Baltimore, Ph.D.	Member of the Board of Directors	September 18, 2012

/s/ Bruce L.A. Carter, Ph.D.* Bruce L.A. Carter, Ph.D.	Member of the Board of Directors	September 18, 2012

/s/ Stanley T. Crooke, M.D., Ph.D.* Stanley T. Crooke, M.D., Ph.D.	Member of the Board of Directors	September 18, 2012

/s/ Barry E. Greene* Barry E. Greene	Member of the Board of Directors	September 18, 2012

/s/ Stelios Papadopoulos, Ph.D.* Stelios Papadopoulos, Ph.D.	Member of the Board of Directors	September 18, 2012

Signatures

Signature	Title	Date

/s/ B. Lynne Parshall* B. Lynne Parshall	Member of the Board of Directors	September 18, 2012

*	Pursuant to Power of Attorney

By:	/s/ Garry E. Menzel
Garry E. Menzel, Ph.D. Attorney-in-Fact

Exhibit index

Exhibit number	Description of document

1.1(1)	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation, as amended and as currently in effect.

3.2(1)	Form of Amended and Restated Certificate of Incorporation to become effective upon closing of this offering.

3.3(1)	Bylaws, as currently in effect.

3.4(1)	Form of Amended and Restated Bylaws to become effective upon closing of this offering.

4.1(1)	Form of Common Stock Certificate of the Registrant.

5.1(1)	Opinion of Cooley LLP.

10.1+(1)	Form of Indemnity Agreement between the Registrant and its directors and officers.

10.2+(1)	Regulus Therapeutics Inc. 2009 Equity Incentive Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

10.3+(1)	2012 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

10.4+(1)	Non-Employee Director Compensation Policy.

10.5+(1)	2012 Employee Stock Purchase Plan.

10.6+(1)	Amended and Restated Employment Agreement between the Registrant and Kleanthis G. Xanthopoulos, Ph.D., dated June 15, 2012.

10.7+(1)	Amended and Restated Employment Agreement between the Registrant and Garry E. Menzel, Ph.D., dated June 15, 2012.

10.8+(1)	Employment Agreement between the Registrant and Neil W. Gibson, Ph.D., dated June 15, 2012.

10.9(1)	Lease between the Registrant and BMR-John Hopkins Court LLC, a Delaware limited liability company, dated March 19, 2010.

10.10(1)	First Amendment to Lease between the Registrant and BMR-John Hopkins Court LLC, a Delaware limited liability company, dated April 26, 2010.

10.11(1)	Second Amendment to Lease between the Registrant and BMR-John Hopkins Court LLC, a Delaware limited liability company, dated January 26, 2011.

10.12(1)	Third Amendment to Lease between the Registrant and BMR-3545-3575 John Hopkins LP, a Delaware limited partnership (formerly known as BMR-John Hopkins Court LLC), dated February 27, 2012.

10.13*(1)	Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated January 1, 2009.

10.14(1)	Amendment Number One to the Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated June 7, 2010.

Exhibit index

Exhibit number	Description of document

10.15(1)	Amendment Number Two to the Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated October 27, 2010.

10.16(1)	Investor Rights Agreement between the Registrant and Aventis Holdings, Inc., dated October 27, 2010.

10.17*(1)	Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated January 1, 2009.

10.18*(1)	Amendment Number One to the Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated June 10, 2010.

10.19*(1)	Amendment Number Two to the Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated October 25, 2011.

10.20*	Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated April 17, 2008.

10.21*(1)	Amendment #1 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated February 24, 2010.

10.22*(1)	Amendment #2 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated June 16, 2010.

10.23*(1)	Amendment #3 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated June 30, 2011.

10.24*(1)	Exclusive License and Nonexclusive Option Agreement between the Registrant and Glaxo Group Limited, dated February 24, 2010.

10.25*(1)	Co-Exclusive License Agreement among the Board of Trustees of the Leland Stanford Junior University, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated August 31, 2005.

10.26(1)	Assignment Agreement between the Registrant and Isis Pharmaceuticals, Inc., dated July 13, 2009.

10.27*(1)	License Agreement between the Registrant and Max-Planck-Innovation GmbH, dated June 5, 2009.

10.28*(1)	Amended and Restated License Agreement among Max-Planck-Innovation GmbH, the Registrant, Isis Pharmaceuticals, Inc. and Alnylam Pharmaceuticals, Inc., dated April 18, 2011.

10.29*(1)	NYU-Regulus License Agreement by and between the Registrant and New York University, dated March 28, 2011.

10.30*(1)	Exclusive Patent License Agreement between the Registrant and Bayerische Patent Allianz GmbH, dated May 18, 2010.

10.31*(1)	Amended and Restated Collaboration and License Agreement between the Registrant and Sanofi, dated July 16, 2012.

10.32*(1)	Non-Exclusive Technology Alliance and Option Agreement between the Registrant and Sanofi, dated June 21, 2010.

Exhibit index

Exhibit number	Description of document

10.33(1)	Amended and Restated Convertible Promissory Note No. 1 made by the Registrant in favor of Glaxo Group Limited, dated July 27, 2012.

10.34(1)	Amended and Restated Convertible Promissory Note No. 2 made by the Registrant in favor of Glaxo Group Limited, dated July 27, 2012.

10.35*(1)	Amendment #4 to the Product Development and Commercialization Agreement between the Registrant and Glaxo Group Limited, dated June 29, 2012.

10.36(1)	Amendment Number Three to the Founding Investor Rights Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated July 24, 2012.

10.37*(1)	Collaboration and License Agreement between the Registrant and AstraZeneca AB, dated August 14, 2012.

10.38(1)	Common Stock Purchase Agreement between the Registrant and AstraZeneca AB, dated August 14, 2012.

10.39*(1)	Collaboration and License Agreement between the Registrant and Biogen Idec MA Inc., dated August 15, 2012.

10.40(1)	Note Purchase Agreement between the Registrant and Biogen Idec MA Inc., dated August 15, 2012.

10.41(1)	Convertible Promissory Note made by the Registrant in favor of Biogen Idec MA Inc., dated August 15, 2012.

23.1(1)	Consent of Independent Registered Public Accounting Firm.

23.2(1)	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

99.1(1)	Confidential Draft Registration Statement #1.

99.2(1)	Confidential Draft Registration Statement #2.

+	Indicates management contract or compensatory plan.

*	The Registrant has sought confidential treatment with respect to certain portions of this exhibit.

(1)	Previously filed.